                                                                     Exhibit 2.3

                                SUPPORT AGREEMENT

         SUPPORT AGREEMENT (this "AGREEMENT") dated as of December 19, 2001 among AT&T Corp., a New York corporation ("AT&T"), Comcast Corporation, a Pennsylvania corporation ("COMCAST"), AT&T Comcast Corporation , a Pennsylvania corporation ("PARENT"), Sural LLC, a Delaware limited liability company ("COMCAST STOCKHOLDER"), and Brian L. Roberts, a Pennsylvania resident and a holder of units of membership interests in Comcast Stockholder.

         WHEREAS, Comcast Stockholder owns 136,912 shares of Comcast Class A Common Stock and 9,444,375 shares of Comcast Class B Common Stock (all shares of Comcast Common Stock (other than Comcast Class A Special Common Stock) and Parent Common Stock (other than Parent Class A Special Common Stock) owned as of the date hereof and which may hereafter be acquired by Comcast Stockholder prior to the termination of this Agreement shall be referred to herein as the "COMCAST SHARES");

         WHEREAS, Comcast, AT&T, Parent and certain other related parties propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time, the "MERGER AGREEMENT"), which provides, among other things, that at the Effective Time Comcast will merge (the "MERGER") with a wholly owned Subsidiary of Parent (capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement); and

         WHEREAS, it is a condition to the willingness of AT&T to enter into the Merger Agreement that Comcast Stockholder, Brian L. Roberts and Parent agree, and in order to induce AT&T to enter into the Merger Agreement, Comcast Stockholder, Brian L. Roberts and Parent have agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE 1


                            VOTING OF COMCAST SHARES

         Section 1.01. Voting Agreement. Comcast Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Comcast, however called, and in any action by consent of the stockholders of Comcast, Comcast Stockholder shall vote its Comcast Shares: (i) in favor of adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, in favor of the Comcast Parent Charter Approval (as defined in the Merger Agreement) and in favor of the Preferred Structure Approval (as defined in the Merger Agreement), (ii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Comcast under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the obligations of the parties under the Merger Agreement not being fulfilled, (iii) in favor of any other matter relating to the consummation of the transactions contemplated by the Merger Agreement with respect to which Comcast Stockholder may be entitled to vote and
(iv) against any other matter that would reasonably be expected to prevent, interfere with or delay consummation of the transactions contemplated by the Merger Agreement, including any transaction that would result in a breach of the Merger Agreement by Comcast. Comcast Stockholder acknowledges receipt and review of a copy of the Merger Agreement.



                                    Article 2

              REPRESENTATIONS AND WARRANTIES OF COMCAST STOCKHOLDER

         Comcast Stockholder hereby represents and warrants to AT&T as follows:


         Section 2.01. Authority Relative to this Agreement. Comcast Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Comcast Stockholder and the consummation by Comcast Stockholder of the transactions contemplated hereby have been duly and validly authorized by Comcast Stockholder, and no other proceedings on the part of Comcast Stockholder or the holders of units of membership interests in Comcast Stockholder are necessary to authorize the execution and delivery of this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Comcast Stockholder and constitutes a legal, valid and binding obligation of Comcast Stockholder, enforceable against Comcast Stockholder in accordance with its terms. Comcast Stockholder has made available to AT&T complete copies of its certificate of formation and limited liability company operating agreement.



         Section 2.02. No Conflict. (a) The execution and delivery of this Agreement by Comcast Stockholder do not, and the performance of this

Agreement by Comcast Stockholder will not, (i) conflict with or violate the certificate of formation or limited liability company operating agreement of Comcast Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Comcast Stockholder or by which Comcast Stockholder's Comcast Shares or any other assets of the Comcast Stockholder are bound or affected or (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Comcast Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Comcast Stockholder is a party or by which Comcast Stockholder or the Comcast Shares or any other assets of the Comcast Stockholder are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or delay the performance by Comcast Stockholder of its obligations under this Agreement.

         (b) The execution and delivery of this Agreement by Comcast Stockholder do not, and the performance of this Agreement by Comcast Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except
(i) filings with the SEC under the 1934 Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or delay the performance by Comcast Stockholder of its obligations under this Agreement.


         Section 2.03. Title to the Comcast Shares. Comcast Stockholder is the owner, beneficially and of record, of the Comcast Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances (collectively, "LIENS") of any nature whatsoever. Other than the Comcast Shares, Comcast Stockholder does not own, either of record or beneficially, any (i) shares of capital stock or voting securities of Comcast, (ii) securities convertible into or exchangeable for capital stock or voting securities of Comcast or (iii) options or other rights to acquire from Comcast any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Comcast. None of the Comcast Shares is subject to any voting trust, proxy or other agreement with respect to the voting of such Comcast Shares. Comcast Stockholder has sole voting power with respect to the Comcast Shares and Comcast Stockholder has the sole power to direct the voting of such shares.

                                    Article 3

               REPRESENTATIONS AND WARRANTIES OF BRIAN L. ROBERTS

         Brian L. Roberts hereby represents and warrants to AT&T as follows:


         Section 3.01. Authority Relative to this Agreement. Brian L. Roberts has all necessary power, authority and legal capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Brian L. Roberts and the consummation by Brian L. Roberts of the transactions contemplated hereby have been duly and validly authorized by Brian L. Roberts. This Agreement has been duly and validly executed and delivered by Brian L. Roberts and constitutes a legal, valid and binding obligation of Brian L. Roberts, enforceable against Brian L. Roberts in accordance with its terms.



         Section 3.02. No Conflict. (a) The execution and delivery of this Agreement by Brian L. Roberts do not, and the performance of this Agreement by Brian L. Roberts will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Brian L. Roberts or by which Brian L. Roberts's units of membership interests in Comcast Stockholder or other assets of Brian L. Roberts are bound or affected or (ii) result in any breach of or constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of Brian L Roberts's units of membership interests in Comcast Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Brian L. Roberts is a party or by which Brian L. Roberts or Brian L. Roberts's units of membership interests in Comcast Stockholder or other assets of Brian L. Roberts are bound or affected, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or delay the performance by Brian L. Roberts of his obligations under this Agreement.


         (b) The execution and delivery of this Agreement by Brian L. Roberts do not, and the performance of this Agreement by Brian L. Roberts will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except
(i) filings with the SEC under the 1934 Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or delay the performance by Brian L. Roberts of his obligations under this Agreement.

         Section 3.03. Title to the Comcast Stockholder Interests. Brian L. Roberts is the owner, free and clear of all Liens, of units of membership interests in

Comcast Stockholder (which represent approximately 72% of the outstanding units of membership interests in Comcast Stockholder) entitled to cast a majority of the votes entitled to be cast by the holders of the units of membership interests in Comcast Stockholder in the election of the managing member or members of Comcast Stockholder.


                                    Article 4

                                    COVENANTS


         Section 4.01. No Inconsistent Agreement. Comcast Stockholder hereby covenants and agrees that it shall not enter into any voting agreement or grant a proxy or power of attorney or take any other action with respect to the Comcast Shares which is inconsistent with this Agreement. Brian L. Roberts hereby covenants and agrees that he shall not enter into any voting agreement or grant a proxy or power of attorney or take any other action with respect to any units of membership interests in Comcast Stockholder which is inconsistent with this Agreement.



         Section 4.02. Transfer of Title. Comcast Stockholder hereby covenants and agrees that, prior to the Effective Time, Comcast Stockholder shall not, directly or indirectly, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Comcast Shares, except (i) in the case of shares of Comcast Class A Common Stock, for transfers after the Comcast Stockholders' Meeting to a transferee that agrees in writing to be bound by the terms and conditions of this Agreement and (ii) for transfers pursuant to any transaction expressly contemplated by Section 4.01(e) of the Merger Agreement; provided that the condition to such transaction specified in Section 4.03(c) has been satisfied. Nothing else contained in this Agreement shall be construed to prohibit any transfer permitted by this Section 4.02.



         Section 4.03. Post-closing Dispositions. (a) Comcast Stockholder hereby covenants and agrees that, after the Effective Time and until the tenth anniversary of the Effective Time, whether such anniversary occurs before or after the death or disability of Brian L. Roberts, Comcast Stockholder shall not, directly or indirectly, transfer ownership of any of its shares of Parent Class B Common Stock except (i) for transfers to one or more Permitted Holders (as defined below); provided that such transferee or transferees agree to be bound by the provisions of Sections 4.03(d) and 4.06, or (ii) in connection with any transaction that (x) provides an opportunity for Parent's other stockholders to dispose of all of their shares of Parent Common Stock for the same per share consideration as Comcast Stockholder receives for each of its shares of Parent Class B Common Stock (or, if higher, any of its shares of any other class of Parent Common Stock) in connection with such transaction and (y) is approved by holders of a majority of the votes cast by the holders of all of the classes of Parent's capital stock entitled to vote (other than the Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder) or, in the case of a tender or exchange offer, accepted by holders of shares representing a majority of the combined voting power of all of the classes of Parent's capital stock (other than the Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder).

         (b) Subject to the following sentence, Brian L. Roberts hereby covenants and agrees that, after the date hereof and until the tenth anniversary of the Effective Time, he shall not, directly or indirectly, transfer ownership of any of his securities or other equity interests in Comcast Stockholder except
(i) for transfers to his spouse, parents, siblings, lineal descendants, aunts, uncles, cousins, other close relatives and their respective spouses (Brian L. Roberts and each other such other individual, a "PERMITTED INDIVIDUAL"), or any trust which is established primarily for the benefit of Permitted Individuals, or any partnership, corporation, limited liability company or other entity, all of the equity interests of which are owned by Permitted Individuals and/or by any trust which is established primarily for the benefit of Permitted Individuals (such Permitted Individuals, trusts, partnerships, corporations, limited liability companies and other entities, "PERMITTED HOLDERS"); provided that such transferee or transferees agree in writing to be bound by the provisions of this Section 4.03(b), (ii) for transfers in connection with any transaction that (x) provides an opportunity for the stockholders of Parent (other than Comcast Stockholder) to dispose of all of their shares of Parent Common Stock for the same per share consideration as the effective per share consideration that Brian L. Roberts receives (as a result of his ownership interest in Comcast Stockholder) for each of the shares of Parent Class B Common Stock held by Comcast Stockholder (or, if higher, any of the shares of any other class of Parent Common Stock) in connection with such transaction and (y) is approved by holders of a majority of the votes cast by the holders of all of the classes of Parent's capital stock entitled to vote (other than the Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder) or, in the case of a tender or exchange offer, accepted by holders of shares representing a majority of the combined voting power of all of the classes of Parent's capital stock (other than the Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder), (iii) for any transfers by operation of family laws or inheritance laws; provided that such voting securities shall be subject to the terms of this Section 4.03(b) in the hands of any such transferee and (iv) for transfers pursuant to any transaction expressly contemplated by Section 4.01(e) of the Merger Agreement. Brian L. Roberts hereby covenants and agrees that he shall cause the Comcast Stockholder (or any successor entity holding shares of Parent Common Stock) to perform its obligations hereunder; provided that if Brian L. Roberts no longer owns a majority of the outstanding membership units (or other equity interests) of the Comcast Stockholder (or successor entity) due to transfers of equity interests in the Comcast Stockholder (or successor entity) to Permitted Holders in accordance with the provisions hereof, he shall use his reasonable best efforts to cause the Comcast Stockholder (or successor entity) to perform its obligations hereunder and provided that any such transfer which results in Brian
L. Roberts no longer owning a majority of the outstanding membership units (or other equity interests) of the Comcast Stockholder (or successor entity) shall be conditioned on those Permitted Holders who, together with or without Brian L. Roberts, would own a majority of the outstanding membership units (or other equity interests) of the Comcast Stockholder (or successor entity) agreeing in writing to cause the Comcast Stockholder (or successor entity) to perform its obligations hereunder.

         (c) Comcast Stockholder hereby covenants and agrees that consummation of any transaction expressly contemplated by Section 4.01(e) of the Merger Agreement shall be conditioned on prior execution by each of the holders of units of membership interests in Comcast Stockholder that will receive Parent Class B Common Stock as a result of such transaction of an agreement to be bound by Sections 4.03(d) and 4.06 with respect to the shares of Parent Class B Common Stock such holder receives in such transaction.

         (d) Each Person who receives Parent Class B Common Stock pursuant to
Section 4.03(a) or 4.03(c) shall, as a condition to such transfer, agree in writing that until the tenth anniversary of the Effective Time, such Person shall not, directly or indirectly, transfer ownership of any of such Person's Parent Class B Common Stock except (i) for transfers to one or more Permitted Holders; provided that such transferee or transferees agrees to be bound by the provisions of this Section 4.03(d) and Section 4.06, (ii) for transfers in connection with any transaction that (x) provides an opportunity for the stockholders of Parent to dispose of all of their shares of Parent Common Stock for the same per share consideration as such holder of Parent Class B Common Stock receives for each of such holder's shares of Parent Class B Common Stock (or, if higher, any of such holder's shares of any other class of Parent Common Stock) in connection with such transaction and (y) is approved by holders of a majority of the votes cast by the holders of all of the classes of Parent's capital stock entitled to vote (other than the Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder) or, in the case of a tender or exchange offer, accepted by holders of shares representing a majority of the combined voting power of all of the classes of Parent's capital stock (other than the Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder) and (iii) for any transfers by operation of family laws or inheritance laws; provided that such voting securities shall be subject to the terms of this
Section 4.03(d) and Section 4.06 in the hands of any such transferee.


         Section 4.04. Interested Party Transactions. Parent hereby covenants and agrees that from and after the Effective Time, neither it nor any of its Subsidiaries shall enter into any material transaction with Brian L. Roberts or any of his associates (as defined in Rule 12b-2 under the 1934 Act) ("ASSOCIATES") or any other person who would qualify as a Permitted Holder unless such transaction is approved at a meeting of the Parent Board of Directors at which a quorum is present by a majority of the Parent directors who are not Associates of Brian L. Roberts and are not otherwise persons who would qualify as Permitted Holders or, in the case of any compensation arrangements between Brian L. Roberts or any of his Associates, on the one hand, and Parent or any of its Subsidiaries, on the other hand, by the Compensation Committee of the Parent Board of Directors; provided that no member of such committee who is an Associate of Brian L. Roberts or who would otherwise qualify as a Permitted Holder may vote on the approval of any such compensation arrangement.



         Section 4.05. Pre-Closing Transfer. Notwithstanding anything herein to the contrary, prior to the Effective Time Comcast Stockholder may merge with and into a Delaware limited liability company ("COMCAST STOCKHOLDER II") that has the same ownership and in all material respects the same governance arrangements as Comcast Stockholder; provided that at the time of such merger, (i) Comcast Stockholder II shall enter into this Agreement and be substituted for Comcast Stockholder (including for purposes of Sections 4.03(a), 4.03(b) and 4.06) and
(ii) the representations and warranties set forth in Articles 2 and 3 shall be true after giving effect to such merger.



         Section 4.06. Additional Voting Agreements. Comcast Stockholder (and each transferee of shares of Parent Class B Common Stock who has agreed to be bound by this Section 4.06) hereby covenants and agrees that, after the Effective Time and until the expiration of the 2004 Term (as such term will be defined in the Articles of Incorporation of Parent after the Effective Time), at any meeting of the stockholders of Parent, however called, and in any action by consent of the stockholders of Parent, Comcast Stockholder (and such transferee) shall vote its shares of Parent Class B Common Stock against any proposed amendment to Article SIXTH of the Articles of Incorporation of Parent. Comcast Stockholder (and each transferee of shares of Parent Class B Common Stock who has agreed to be bound by this Section 4.06) hereby covenants and agrees that it shall vote its shares of Parent Class B Common Stock in favor of the nominees selected by the Directors Nominating Committee (as such term will be defined in the Articles of Incorporation of Parent after the Effective Time) or otherwise nominated by Parent for election as directors at Parent's 2004 annual meeting of stockholders in accordance with Article SIXTH of the Articles of Incorporation of Parent after the Effective Time; provided that if a Parent stockholder (other than Brian L. Roberts, any Parent stockholder that is an Associate of Brian L. Roberts or who would otherwise qualify as a Permitted Holder or any Parent stockholder acting on behalf of or in concert with Brian L. Roberts, any Associate of Brian L. Roberts or any person who would otherwise qualify as a Permitted Holder) nominates individuals who are Independent Persons (as such term will be defined in the Articles of Incorporation of Parent after the Effective Time) for election as directors at Parent's 2004 annual meeting of stockholders, Comcast Stockholder (and such transferee) may instead elect to vote its shares of Parent Class B Common Stock in such election of directors in the same proportion as the holders of shares of Parent Common Stock (other than Parent Class B Common Stock and any other voting shares of Parent owned by Brian
L. Roberts, Comcast Stockholder or any Permitted Holder) vote in such election of directors. Comcast Stockholder (and each transferee of shares of Parent Class B Common Stock who has agreed to be bound by this Section 4.06) hereby covenants and agrees that if Brian L. Roberts dies or is unable to perform his duties prior to the fifth anniversary of the Effective Time, then, unless Ralph J. Roberts has sole voting power in respect of the election of directors with respect to all outstanding shares of Parent Class B Common Stock, from the date of his death or inability to perform his duties until the fifth anniversary of the Effective Time, Comcast Stockholder (and such transferee) shall vote its shares of Parent Class B Common Stock in any election of directors in the same proportion as the holders of shares of Parent Common Stock (other than Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder) vote in such election of directors.


                                    Article 5

                                  MISCELLANEOUS


         Section 5.01. Termination. This Agreement shall terminate on the earlier to occur of (i) one day after the tenth anniversary of the Effective Time and (ii) the date of the termination of the Merger Agreement. Notwithstanding the foregoing, none of the representations and warranties included in this Agreement shall survive the Effective Time. The termination of this Agreement shall not relieve any party hereto from any liability due to a breach under this Agreement by such party.




         Section 5.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that AT&T shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.



         Section 5.03. Enforcement. Any determination with respect to Comcast Stockholder's, Brian L. Roberts's or Parent's compliance with this Agreement or otherwise with respect to Sections 4.01, 4.03, 4.04 or 4.06, in each case after the Effective Time, including, without limitation, any determination as to the enforcement action or actions to be taken by Parent in connection with such determination, shall be made for Parent by the majority vote of the disinterested, independent persons on the Parent Board of Directors; provided that a\ny Comcast Director (as defined in Article Sixth of Parent's Articles of Incorporation) or any director who was a Comcast Director (as defined in Article Sixth of Parent's Articles of Incorporation) or any spouse, parent, sibling, lineal descendent, aunt, uncle, cousin, other close relative of Brian L. Roberts or their respective spouses shall not be considered a disinterested, independent person.



         Section 5.04. Entire Agreement. This Agreement and the Merger Agreement constitutes the entire agreement among the parties, and supersedes all prior written and oral and all contemporaneous oral agreements and understandings, with respect to the subject matter hereof.


         Section 5.05. Amendments. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto; provided that no amendment of any provision of Article 4 or
Section 5.03 or this Section 5.05 shall be effective without the approval of (i) a majority of the disinterested, independent persons on the Parent Board of Directors; provided that any Comcast Director (as defined in Article Sixth of Parent's Articles of Incorporation) or any director who was a Comcast Director (as defined in Article Sixth of Parent's Articles of Incorporation) or any spouse, parent, sibling, lineal descendent, aunt, uncle, cousin, other close relative of Brian L. Roberts or their respective spouses shall not be considered disinterested, independent persons and (ii) holders of a majority of the votes cast by the holders of all of the classes of Parent's capital stock entitled to vote (other than the Parent Class B Common Stock and any other voting shares of Parent owned by Brian L. Roberts, Comcast Stockholder or any Permitted Holder).



         Section 5.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.



         Section 5.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under principles of conflicts of law applicable hereto.



         Section 5.08. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.



         Section 5.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


         Section 5.10. Assignments. This Agreement shall not be assigned by any party hereto.

         Section 5.11. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. It is understood that AT&T will have no rights or obligations under this Agreement after the Effective
Time with respect to acts or omissions occurring after the Effective Time.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                            AT&T CORP.


                                            By: /s/ Marilyn J. Wasser
                                                --------------------------------
                                                Name: Marilyn J. Wasser
                                                Title:  Vice President - Law and
                                                         Secretary


                                            COMCAST CORPORATION


                                            By: /s/ Brian L. Roberts
                                                --------------------------------
                                                Name: Brian L. Roberts
                                                Title:   President


                                            AT&T COMCAST CORPORATION


                                            By: /s/ Brian L. Roberts
                                                --------------------------------
                                                Name: Brian L. Roberts
                                                Title:   President


                                            SURAL LLC

                                            By: /s/ Brian L. Roberts
                                                --------------------------------
                                                Name: Brian L. Roberts
                                                Title: Manager



                                            /s/ Brian L. Roberts
                                            ------------------------------------
                                            Brian L. Roberts